SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                           AMENDMENT TO CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  September 16, 1996
                                                    (July 3, 1996)

                             LASERSIGHT INCORPORATED
                             -----------------------
              Exact name of registrant as specified in its charter


                                    Delaware
                                    --------
                  State or other jurisdiction of incorporation



        0-19671                                           65-0273162
- ----------------------                        ----------------------------------
Commission File Number                        I.R.S. Employer Identification No.


                 12161 Lackland Road, St. Louis, Missouri 63146
                 ----------------------------------------------
                     Address of Principal Executive Offices




Registrant's telephone number, including area code:             (314) 469-3220
                                                                --------------

Item 7.    Financial Statements and Exhibits
           ---------------------------------

a)   Financial Statements.

     The following financial statements are filed with this report.

     1) Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc. Combined Balance Sheets as of December 31, 1995 and June 30, 1996 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996, and the Independent Auditors' Report on Financial Statements as of and for the year ended December 31, 1995.

b)   Pro Forma Financial Information.

     The following unaudited pro forma condensed combined financial statements are filed with this report, beginning on page 11:

     1) LaserSight Incorporated Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996.

     2) LaserSight Incorporated Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1996.

     3) LaserSight Incorporated Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995.

     4) Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

c)   Exhibits

     Consent of Independent Certified Public Accountants for the inclusion of their report dated July 17, 1996 in this Form 8-K/A. See page 15.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LaserSight Incorporated


Date:  September 16, 1996                   By: /s/Gregory L. Wilson
                                                -------------------------
                                                  Gregory L. Wilson
                                                  Chief Financial Officer

                          Independent Auditors' Report
                          ----------------------------


Board of Directors
Eye Diagnostics and Surgery, P.A.
d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc.:


We have audited the accompanying combined balance sheets of Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc. (collectively the Company) as of December 31, 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc. and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/KPMG Peat Marwick, LLP
- -------------------------
St. Louis, Missouri
July 17, 1996


                                         Eye Diagnostics and Surgery, P.A.
                                      d/b/a Northern New Jersey Eye Institute
                                            and Cataract Hotline, Inc.

                                              Combined Balance Sheets

                               Assets                               December 31, 1995              June 30, 1996
                                                                    -----------------             ---------------
                                                                                                     (unaudited)
Current assets:
       Cash                                                                $290,327                      $1,027
       Patient accounts receivable, net of allowance for
         contractual adjustments and uncollectible accounts of
         $147,079 and $145,714, respectively                                333,077                     414,726
       Other assets                                                          10,014                      15,311
                                                                    -----------------             ---------------
         Total current assets                                               633,418                     431,064

Property and equipment, net:
       Equipment                                                            108,120                     239,442
       Furniture and fixtures                                                 3,489                      11,949
                                                                    -----------------             ---------------
                                                                            111,609                     251,391
       Less:  accumulated depreciation                                       63,590                      82,581
                                                                    -----------------             ---------------
                                                                             48,019                     168,810
Goodwill, net                                                                    --                     125,222
                                                                    -----------------             ---------------
                                                                           $681,437                    $725,096
                                                                    =================             ===============

                               Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                      $105,417                   $  87,139
     Accrued payroll                                                         45,529                      28,856
     Deferred income taxes                                                   71,202                     119,492
     Loan payable                                                                --                      88,220
     Loan payable - related party                                           300,000                     183,401
                                                                    -----------------             ---------------
       Total current liabilities                                            522,148                     507,108


Stockholders' equity:
     Common stock, Eye Diagnostics and Surgery, P.A.,
     No par value, 1,000 shares authorized.
     200 shares issued and outstanding.                                          --                          --

     Common stock, Cataract Hotline, Inc.,
     No par value, 2,500 shares authorized.
     50 shares issued and outstanding.                                           --                          --

     Additional paid-in-capital                                              53,500                      53,500

     Retained earnings                                                      105,789                     164,488
                                                                    -----------------             ---------------
       Total stockholders' equity                                           159,289                     217,988
                                                                    -----------------             ---------------

                                                                           $681,437                    $725,096
                                                                    =================             ===============

See accompanying notes to combined financial statements.



                                         Eye Diagnostics and Surgery, P.A.
                                      d/b/a Northern New Jersey Eye Institute
                                            and Cataract Hotline, Inc.

                                         Combined Statements of Operations

                                                 Year Ended                          Six Months Ended
                                                                                     ----------------
                                              December 31, 1995          June 30, 1995               June 30, 1996
                                             ------------------       ------------------         -----------------
                                                                           (unaudited)                 (unaudited)

Net patient service revenue                        $3,822,034                $1,606,049                 $1,667,080

Operating expenses:

     Physician salaries and benefits                1,426,499                   484,093                    147,758
     Non-physician salaries and benefits            1,345,751                   638,715                    709,262
     Operating room supplies                          252,473                   132,615                    126,850
     General and administrative                       956,935                   416,230                    569,488
                                            -------------------        ------------------         ------------------

     Total operating expenses                       3,981,658                 1,671,653                  1,553,358
                                            -------------------        ------------------         ------------------

     Income (loss) from operations                   (159,624)                  (65,604)                   113,722



Other income (expense)                                 22,743                    10,622                    (19,046)
                                            -------------------        ------------------         ------------------

     Income (loss) before income taxes               (136,881)                  (54,982)                    94,676

Income tax expense (benefit)                          (57,885)                  (23,251)                    35,977
                                            -------------------        ------------------         ------------------

     Net income (loss)                             $  (78,996)               $  (31,731)                 $  58,699
                                            ===================        ==================         ==================














See accompanying notes to combined financial statements.


                                           Eye Diagnostics and Surgery, P.A.
                                        d/b/a Northern New Jersey Eye Institute
                                               and Cataract Hotline, Inc.

                                       Combined Statements of Stockholders' Equity




                                                  Additional
                                                  Paid-In                 Retained
                                                  Capital                 Earnings                Total
                                            ---------------------     -----------------     ------------------

Balance at December 31, 1994                          $    3,500             $ 184,785              $ 188,285

     Additional investment by owners                      50,000                    --                 50,000

     Net loss                                                 --               (78,996)               (78,996)
                                            ---------------------     -----------------     ------------------

Balance at December 31, 1995                              53,500               105,789                159,289

     Net income (unaudited)                                   --                58,699                 58,699
                                            ---------------------     -----------------     ------------------

Balance at June 30, 1996 (unaudited)                   $  53,500             $ 164,488              $ 217,988
                                            =====================     =================     ==================






















See accompanying notes to combined financial statements.


                                           Eye Diagnostics and Surgery, P.A.
                                        d/b/a Northern New Jersey Eye Institute
                                               and Cataract Hotline, Inc.

                                            Combined Statements of Cash Flows


                                                              Year Ended                             Six Months Ended
                                                                                                     ----------------
                                                           December 31, 1995            June 30, 1995              June 30, 1996
                                                         ----------------------    ---------------------       --------------------
                                                                                          (unaudited)                  (unaudited)

Cash flows from operating activities:
     Net income (loss)                                          $ (78,996)                $ (31,731)                     $58,699

     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
        Depreciation                                               23,483                    11,113                       18,991
        Decrease (increase)in accounts receivable, net             65,534                   144,717                      (81,649)
        Increase in other assets                                  (10,000)                       --                      (5,297)
        Increase (decrease) in accounts payable                    57,959                    32,486                      (18,278)
        Increase (decrease) in payroll accrual                     12,174                     1,654                      (16,673)
        Decrease (increase) in deferred income taxes              (57,885)                  (70,800)                      48,290
                                                          -----------------        ------------------           -----------------
           Net cash provided by operating activities               12,269                    87,439                        4,083


Cash flows from investing activities :                            (19,193)                   (9,089)                    (139,782)
        Purchases of property and equipment
        Purchase of physician practice                                 --                        --                     (125,222)
                                                          -----------------        ------------------           ------------------
            Net cash used in investing activities                 (19,193)                   (9,089)                    (265,004)

Cash flows from financing activities:
        Repayment of loans payable - related party               (181,309)                 (138,678)                    (116,599)
        Proceeds from loans payable - related party               335,000                    35,000                           --
        Proceeds from loan payable                                     --                        --                       88,220
        Proceeds from additional investment by owners              50,000                    50,000                           --
                                                          -----------------        ------------------           ------------------
           Net cash provided by financing activities              203,691                   (53,678)                     (28,379)


           Increase (decrease) in cash                            196,767                    24,672                     (289,300)


Cash:
        Beginning of period                                        93,560                   93,560                       290,327
                                                          -----------------        ------------------           ------------------
        End of period                                           $ 290,327               $  118,232                    $    1,027
                                                          =================        ==================           ==================








See accompanying notes to combined financial statements.

                        Eye Diagnostics and Surgery, P.A.
                     d/b/a Northern New Jersey Eye Institute
                           and Cataract Hotline, Inc.

                     Notes to Combined Financial Statements
                 December 31, 1995 and June 30, 1996 (unaudited)

Note 1 - Description of Business

Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute (EDS) is an ophthalmic practice comprised of three ophthalmologists, two of which are trained to perform photorefractive keratectomy, and an ambulatory surgery center. Cataract Hotline, Inc. (CH) operates a transportation service for patients at EDS. In combination, these two entities are collectively referred to herein as "the Company".

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation
- ---------------------
The combined financial statements of the Company include the accounts of EDS and CH. All significant intercompany transactions have been eliminated.

The combined balance sheets as of June 30, 1996 and the combined statements of operations, stockholders' equity and cash flows the six month periods ended June 30, 1996 and 1995 (interim financial information) have been prepared by the Company and are unaudited. In the opinion of the Company, the interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial information. The interim financial information should be read in conjunction with the Company's December 31, 1995 audited combined financial statements appearing herein. The results for the six month periods ended June 30, 1996 and 1995 may not be indicative of operating results for the full year.

Use of Estimates
- ----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contin-gent assets and liabilities at the date of the combined financial statements. Estimates also affect the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
- ------------
EDS recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

As CH is a subchapter S corporation for IRS purposes, with the operating results of CH included in the income tax return of its shareholder, no provision has been made in the accompanying combined financial statements for income taxes as they relate to the operations of CH.

Net Patient Service Revenue
- ---------------------------
Net patient service revenue consists primarily of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are based largely on predetermined rates, are generally less than the established billing rates and the differences are recorded as contractual allowances or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $1,101,000 for the year ended December 31, 1995.

Credit Risk
- -----------
The carrying amounts of all asset and liability financial instruments approximate their estimated fair values at December 31, 1995. Fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The Company grants credit to patients, substantially all of whom reside in the Company's service area of northern New Jersey. The Company generally does not require collateral or other security in extending credit to patients; however, it routinely obtains assignment of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (e.g., Medicare, Medicaid, Blue Cross, preferred provider arrangements and commercial insurance policies).

At December 31, 1995, approximately 80% of patient accounts receivable were collectible from governmental payers (including Medicare and Medicaid).

Property and Equipment
- ----------------------
Property and equipment are stated at cost and are depreciated using the double-declining balance method over the estimated lives of the assets, three to seven years for equipment and seven years for furniture and fixtures.

Note 3 - Employee Benefit Plan

The Company sponsored a 401(k) employee benefit plan for substantially all full time employees. The plan did not provide for employer contributions. Effective April 19, 1996, the plan was terminated.

Note 4 - Loan Payable - Related Party

Loan payable-related party represents the balance due on an unsecured promissory note between the Company and a stockholder of EDS, dated January 1, 1995 which functions as a line of credit. The promissory note bears an annual rate of interest of prime plus 1 1/2% (10.25% at December 31, 1995). The weighted average interest rate for borrowings during 1995 was 10.4%. Principal is payable on demand with interest to be paid monthly. Interest paid during 1995 was $7,160.

Also during 1995 CH repaid a promissory note to the spouse of an owner of EDS. The original amount of the note was $15,000 with interest thereon at 8.5% per annum. Interest paid during 1995 was $1,380.

Note 5 - Income Taxes

The components of the income tax benefit for the year ended December 31, 1995 are deferred federal and state taxes of $49,202 and $8,683, respectively and result from the reduction of deferred income tax liabilities. Deferred income tax liabilities of $71,202 as of December 31, 1995 represent the cumulative adjustment of cash basis to accrual basis accounting for EDS. The effective tax rate differs from the statutory U.S. Federal rate primarily due to state tax benefits.

Note 6 - Leases

Rent expense for the year ended December 31, 1995 totaled $358,965. Of this total rent expense, $334,632 relates to office space and medical equipment leased from a stockholder of EDS. The lease agreements with the stockholder of EDS provide for initial terms of one year with annual renewals thereafter. Future minimum lease payments for the next five years under noncancelable operating leases, excluding leases with the stockholder of EDS, are as follows:

                 1996                         $27,518
                 1997                          15,798
                 1998                          15,798
                 1999                          15,798
                 2000                          11,849
                                             ==========

Note 7 - Professional and General Liability Insurance

The Company maintains professional and general liability coverage under the provisions of certain claims-made policies. To the extent that any claims-made coverage is not renewed or replaced with equivalent insurance, claims based on occurrences during the term of such coverage, but reported subsequently, would be uninsured. Management believes, based on incidents identified through the Company's incident reporting system, that any such claims would not have a material effect on the Company's operations or financial position. In any event, management anticipates that the claims-made coverage currently in place will be renewed or replaced with equivalent insurance as the term of such coverage expires.

Note 8 - Subsequent Event

On July 3, 1996, LSI Acquisition, Inc. (LSA) agreed to acquire substantially all the assets of the Company and their outstanding stock. Additionally, an agreement was reached whereby LSA will provide management services for professional activities of the physicians formerly associated with the Company. Concurrent with the acquisition by LSA, the physicians formerly associated with the Company set up their practices as a professional association.


                                      LASERSIGHT INCORPORATED AND SUBSIDIARIES

                                UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                   June 30, 1996

                                                                                                    COMPANY
                                   LASERSIGHT                                  PRO FORMA           PRO FORMA
                    ASSETS        INCORPORATED            EDS & CH*           ADJUSTMENTS          COMBINED
                                  ------------            ---------           -----------          ---------

Cash & Equivalents                 $  2,735,961        $         1,027         $  (1,027)(1)        $ 2,735,961


Receivables                           9,081,183                414,726           (14,726)(2)          9,481,183

Inventory                             2,774,756                      -                   -            2,774,756

Other Current                           998,401                 15,311          (135,150)(9)            878,562
                                 ---------------       ----------------     ----------------    ----------------

Current Assets                       15,590,301                431,064           (150,903)           15,870,462

Furniture & Equipment, net            1,162,929                168,810           808,870(3)           2,140,609

Notes Receivable, less
current portion, net                  4,090,630                      -                   -            4,090,630

Goodwill, net                         8,417,186                125,222           (125,222)(9)         9,961,157
                                                                                1,543,971(10)

Other Assets, net                     2,196,784                      -                   -             2,196,784
                                 ---------------      -----------------    -----------------    ----------------

TOTAL ASSETS                       $ 31,457,830           $    725,096         $2,076,716            $34,259,642
                                 ===============      =================    =================    ================

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liabilities               $   5,816,274             $  507,108       $    91,905(4)        $  6,571,886
                                                                                 340,000(6)
                                                                                (183,401)(5)

Other Liabilities                     1,334,830                      -                  -             1,334,830


                                                                                 (217,988)(8)
Stockholders' Equity                 24,306,726                217,988          2,046,200(7)         26,352,926
                                ----------------     ------------------    -----------------    -----------------
Total Liabilities and
Stockholders' Equity              $  31,457,830           $    725,096        $2,076,716            $34,259,642
                                ================     ==================    =================    =================

* Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc.

                  See Notes to Unaudited Pro Forma Condensed Combined Financial Statements



                                      LASERSIGHT INCORPORATED AND SUBSIDIARIES

                              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                          Six Months Ended June 30, 1996

                                                                                                    COMPANY PRO
                                      LASERSIGHT                                 PRO FORMA            FORMA
                                     INCORPORATED          EDS & CH*            ADJUSTMENTS          COMBINED
                                     ------------          ---------            -----------          --------

        Revenues                       $10,576,250         $1,667,080       $   (74,680)(11)      $12,168,650


        Cost of Sales                    1,464,545                  -                  -            1,464,545

        Provider Payments                1,929,496                  -                  -            1,929,496
                                   -----------------    ----------------    ----------------     ----------------

        Gross Profit                     7,182,209          1,667,080           (74,680)            8,774,609

        Research, Development
        and Regulatory                   1,047,622                    -                   -         1,047,622

        Selling, General and                                                    (30,879)(12)
        Administrative                   8,094,268          1,553,358           (19,073)(11)        9,597,674
                                   -----------------    ----------------    ------------------   ----------------

        Operating Gain (Loss)           (1,959,681)           113,722           (24,728)           (1,870,687)

        Other Income (Expense)              42,326            (19,046)           (8,585)(13)           14,695
                                  ------------------    ----------------    ------------------   ----------------

        Income (Loss) Before Taxes      (1,917,355)            94,676           (33,313)           (1,855,992)

        Income Tax (Benefit)
        Provision                         (660,651)            35,977              (925)(14)         (625,599)
                                  ------------------   -----------------    -------------------  ----------------

        Net Income (Loss)             $ (1,256,704)       $    58,699     $     (32,388)         $ (1,230,393)
                                  ==================   =================    ===================  ================

        Earnings Per Common Share**

                  Primary              ($     0.22)                                                 ($ 0.21)
                  Fully Diluted        ($     0.22)                                                 ($ 0.21)

  * Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc.
**  Earnings per common share includes impact of preferred dividends through June 30, 1996 of $268,020.





                           See Notes to Unaudited Pro Forma Condensed Combined Financial Statements


                    LASERSIGHT INCORPORATED AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1995

                                                                                            COMPANY
                                  LASERSIGHT                           PRO FORMA           PRO FORMA
                                 INCORPORATED         EDS & CH*       ADJUSTMENTS          COMBINED
                                 ------------         ---------       -----------          ---------
Revenues                          $25,988,065       $  3,822,034     $ (649,798)(11)     $29,160,301

Cost of Sales                       4,859,039                  -              -            4,859,039

Provider Payments                     776,089                  -              -              776,089
                              ---------------     --------------     ---------------    --------------
Gross Profit                       20,352,937          3,822,034       (649,798)          23,525,173

Research, Development and
Administrative                      1,460,842                  -              -           1,460,842

Selling, General and                                                    (61,758)(12)
Administrative                     14,339,951          3,981,658     (1,289,401)(11)     16,970,450
                              ---------------     ---------------     ---------------    --------------

Operating Gain (Loss)               4,552,144           (159,624)       701,361           5,093,881


Other Income (Expense)              1,437,527             22,743        (17,170)(13)      1,443,100
                              ---------------     ---------------     ---------------    --------------

Income (Loss)
Before Taxes                        5,989,671           (136,881)       684,191           6,536,981

Income Tax (Benefit)
Provision                           1,397,800            (57,885)       283,460(14)       1,623,375
                             ----------------     ---------------     ---------------    --------------

Net Income (Loss)                $  4,591,871      $     (78,996)      $400,731          $ 4,913,606
                             ================     ===============     ===============    ==============

Earnings Per Common Share

         Primary          $         .64                                                    $ .66
         Fully Diluted    $         .64                                                    $ .66


*Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute and Cataract Hotline, Inc.

                          See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On July 3, 1996, LaserSight Incorporated (the Company) acquired the assets of Eye Diagnostics and Surgery, P.A. d/b/a Northern New Jersey Eye Institute (NNJEI) and Cataract Hotline, Inc. NNJEI is an ophthalmic practice comprised of three ophthalmologists, two of which are trained to perform photorefractive keratectomy, and an ambulatory surgery center. Cataract Hotline, Inc.is a trans-portation service for patients of NNJEI.

The Company acquired the assets in exchange for 205,598 shares of unregistered common stock and a $340,000 promissory note with interest at 5.05 percent. Up to a maximum of 102,798 additional shares may be issuable in two years if the Company's stock price is lower than $15.00 at that time. In addition, the Company entered into a 25-year service agreement with the physicians to provide management, administrative, and related services. The Company will receive a minimum management fee, after practice expenses as defined in the agreement, totalling $1,257,000 during the first three years. Such amount is guaranteed by the selling physicians.

The unaudited pro forma condensed combined balance sheet as of June 30, 1996 has been prepared assuming that the acquisition had occurred as of that date. Pro forma unaudited condensed combined statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared assuming that the acquisition had occurred as of the beginning of the respective periods. The pro forma unaudited condensed combined statements of operations are not necessarily indicative of results that would have occurred had the acquisition been consummated as of the beginning of the periods presented or that might be attained in the future.

Pro forma adjustments are as follows:

(1) To eliminate EDS and CH cash which was distributed to owners prior to the acquisition.

(2)   Purchase of receivables was capped at $400,000 per acquisition agreements.

(3) To adjust fixed assets of EDS and CH to fair market value ($227,542) and record the purchase of furniture and equipment ($581,328) from a previous stockholder of EDS.

(4)   To accrue for acquisition costs.

(5)   To eliminate owner related debt per acquisition agreements.

(6)   To record issuance of $340,000 note payable.

(7) To record issuance of 205,598 unregistered shares of common stock. Fair value of these shares aggregated $ 2,046,200.

(8)   To eliminate the historical amounts of stockholders' equity of EDS and CH.

(9) To reclass unamortized preacquisition costs ($135,150)and other intangible assets of EDS and CH ($125,222).

(10)  To record goodwill, which will be amortized over 25 years.

(11) To adjust EDS and CH financial statement results to reflect provisions set forth in acquisition agreements primarily with respect to management fees and physician compensation between EDS and CH former owners and the Company.

(12)  To record amortization of goodwill.

(13)  To reflect interest expense on $340,000 note payable at 5.05 percent.

(14) To reflect change in income taxes ( effective rate of 38% ) related to pro forma adjustments.



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